Exhibit 99.1

Energy Recovery Achieves Record-Breaking First Quarter 2022 Revenue

SAN LEANDRO, Calif. - May 4, 2022 - Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery” or the “Company”) today announced its financial results for the first quarter ended March 31, 2022.

News Summary
•Revenue of $32.5 million, an increase of 12% year-over-year (“YoY”).
•Income from operations of $8.2 million, an increase of 34% YoY, and adjusted income from operations(1) of $10.1 million, or an increase of 25% YoY.
•Net income per share of $0.14, an increase of 17% YoY; adjusted net income per share(1) of $0.16, an increase of 23% YoY.
•Adjusted EBITDA(1) grew 22% YoY to $11.1 million.
•Share repurchases of $8.1 million, or 0.4 million shares, for cumulative repurchases under the March 2021 Authorization of $31.4 million, or 1.7 million shares.
•Cash and investments of $96.6 million, which include cash, cash equivalents, and short-term and long-term investments.
•Our MSCI ESG rating was upgraded for the second year in a row to “AA” in April.
•Full year revenue guidance of up to $130 million reaffirmed.

“We not only delivered record first quarter revenue, but also grew our quarterly operating income 34% year-on-year despite the inflationary environment as we execute on our disciplined growth path,” said Robert Mao, Chairman, President and Chief Executive Officer of Energy Recovery.

“Our Q1 results included industrial wastewater sales equivalent to nearly 50% of 2021’s total sales in this market. In addition, we are preparing for the installation of a CO2 refrigeration rack fully integrated with our PX G1300 for Vallarta Supermarkets in California,” said Mr. Mao.

“The transformation of Energy Recovery the past two years is significant, but is just the beginning.” Mr. Mao continued, “Our disciplined approach to sustainable growth and commitment to transparency and accountability will continue to guide us as we innovate and create value for our customers and shareholders.”

First Quarter Financial Highlights

	GAAP			Non-GAAP(1)
	Q1 2022	Q1 2021	vs. Q1 2021	Q1 2022	Q1 2021	vs. Q1 2021
	(In millions except for percentages, basis points and per share amounts)
Revenue	$32.5	$28.9	up 12%	$32.5	$28.9	up 12%
Gross margin	70.8%	69.0%	up 185 bps	71.3%	69.4%	up 183 bps
Operating margin	25.3%	21.2%	up 403 bps	31.0%	27.8%	up 312 bps
Net income	$7.9	$6.9	up 15%	$9.1	$7.2	up 28%
Net income per share	$0.14	$0.12	up 17%	$0.16	$0.13	up 23%
Effective tax rate	5.3%	(10.3%)	up 1560 bps	10.2%	12.1%	down 193 bps
Adjusted EBITDA				$11.1	$9.1	up 22%
Free cash flow				($3.6)	($0.6)	up 530%

(1) “Adjusted income from operations,” “Adjusted net income per share,” “Free cash flow” and “Adjusted EBITDA” are non-GAAP financial measures. Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures.”

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the timing of the installation of the Company’s PX G1300, and the Company’s belief that it will be able to continue to innovate and create value for its customers and shareholders. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2021, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted income from operations, adjusted net income per share, free cash flow and adjusted EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the First Quarter 2022 Financial Results
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as income from operations which excludes depreciation, amortization, share-based compensation, and non-recurring and extraordinary items.
•Adjusted net income per share is a non-GAAP financial measure that the Company defines as adjusted net income, which excludes share-based compensation and non-recurring and extraordinary items and the applicable tax effect, divided by basic shares outstanding.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash (used in) provided by operating activities less capital expenditures.

Conference Call to Discuss First Quarter 2022 Financial Results
LIVE CONFERENCE CALL:
Wednesday, May 4, 2022, 2:00 PM PT / 5:00 PM ET
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354

CONFERENCE CALL REPLAY:
Expiration: Saturday, June 4, 2022
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13727335

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com/websites/energyrecover/English/2200/calendar.html. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery creates technologies that solve complex challenges for industrial fluid-flow markets worldwide. Building on our pressure exchanger technology platform, we design and manufacture solutions that make industrial processes more efficient and sustainable. What began as a game-changing invention for desalination has grown into a global business accelerating the environmental sustainability of customers’ operations in multiple industries. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research and development facilities across California and Texas with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
+1 (281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2022	December 31, 2021
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$96,556	$107,988
Accounts receivable and contract assets	27,466	21,108
Inventories, net	23,482	20,383
Prepaid expenses and other assets	5,802	4,582
Property, equipment and operating leases	34,211	35,014
Goodwill and other intangible assets	12,824	12,827
Deferred tax assets and other assets	11,435	11,788
TOTAL ASSETS	$211,776	$213,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$12,453	$14,903
Contract liabilities	2,124	3,406
Lease liabilities	16,074	16,443
Other liabilities, non-current	159	159
Total liabilities	30,810	34,911

Stockholders’ equity
Common stock and additional paid-in capital	198,275	195,657
Accumulated other comprehensive loss	(418)	(149)
Treasury stock	(61,888)	(53,832)
Retained earnings	44,997	37,103
Total stockholders’ equity	180,966	178,779
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$211,776	$213,690

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per share data)
Revenue	$32,546	$28,940
Cost of revenue	9,498	8,981
Gross profit	23,048	19,959

Operating expenses
General and administrative	6,551	6,610
Sales and marketing	3,364	2,703
Research and development	4,911	4,502
Total operating expenses	14,826	13,815
Income from operations	8,222	6,144
Other income, net	117	82
Income before income taxes	8,339	6,226
Provision for (benefit from) income taxes	445	(640)
Net income	$7,894	$6,866

Net income per share
Basic	$0.14	$0.12
Diluted	$0.14	$0.12

Number of shares used in per share calculations
Basic	56,783	56,877
Diluted	58,181	58,597

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Cash flows from operating activities:
Net income	$7,894	$6,866
Non-cash adjustments	3,964	2,650
Net cash used in operating assets and liabilities	(13,460)	(9,462)
Net cash (used in) provided by operating activities	(1,602)	54

Cash flows from investing activities:
Net investment in marketable securities	(18,956)	5,710
Capital expenditures	(1,976)	(622)
Net cash (used in) provided by investing activities	(20,932)	5,088

Cash flows from financing activities:
Net proceeds from issuance of common stock	763	6,059
Repurchase of common stock	(8,056)	—
Net cash (used in) provided by financing activities	(7,293)	6,059

Effect of exchange rate differences	(11)	(25)
Net change in cash, cash equivalents and restricted cash	(29,838)	11,176
Cash, cash equivalents and restricted cash, end of period	$44,623	$105,534

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended March 31,
	2022	2021	vs. 2021
	(In thousands, except percentages)
Megaproject	$23,840	$23,757	no change
Original equipment manufacturer	4,671	2,791	up 67%
Aftermarket	4,035	2,392	up 69%
Total Revenues	$32,546	$28,940	up 12%

Segment Activity

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2021
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$32,516	$30	$—	$32,546	$28,940	$—	$—	$28,940
Cost of revenue	9,480	18	—	9,498	8,981	—	—	8,981
Gross profit	23,036	12	—	23,048	19,959	—	—	19,959

Operating expenses
General and administrative	1,464	908	4,179	6,551	1,561	1,166	3,883	6,610
Sales and marketing	2,301	527	536	3,364	2,164	179	360	2,703
Research and development	800	4,111	—	4,911	501	4,001	—	4,502
Total operating expenses	4,565	5,546	4,715	14,826	4,226	5,346	4,243	13,815
Operating income (loss)	$18,471	$(5,534)	$(4,715)	$8,222	$15,733	$(5,346)	$(4,243)	$6,144

Share-based Compensation

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$146	$138
General and administrative	968	896
Sales and marketing	433	444
Research and development	335	436
Total stock-based compensation expense	$1,882	$1,914

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Q1'2022	Q1'2021
	(In millions, except per share and percentages)
Gross margin	70.8%	69.0%
Share-based compensation as a percent of revenue	0.5%	0.5%
Adjusted gross margin	71.3%	69.4%

Income from operations	$8.2	$6.1
Share-based compensation	1.9	1.9
Adjusted income from operations	$10.1	$8.1

Operating margin	25.3%	21.2%
Share-based compensation as a percent of revenue	5.7%	6.6%
Adjusted operating margin	31.0%	27.8%

Net income	$7.9	$6.9
Share-based compensation	1.9	1.9
Share-based compensation discrete tax item	(0.6)	(1.6)
Adjusted net income	$9.1	$7.2

Net income per share	$0.14	$0.12
Adjustments to net income per share (2)	0.02	0.01
Adjusted net income per share	$0.16	$0.13
Diluted shares used in calculating net income per diluted share	56,783	56,877

Effective tax rate	5.3%	(10.3%)
Adjustments to effective tax rate (3)	4.9%	22.4%
Adjusted effective tax rate	10.2%	12.1%

Income from operations	$8.2	$6.1
Share-based compensation	1.9	1.9
Depreciation and amortization	1.0	1.0
Adjusted EBITDA	$11.1	$9.1

Net cash (used in) provided by operating activities	$(1.6)	$0.1
Capital expenditures	(2.0)	(0.6)
Free cash flow (non-GAAP)	$(3.6)	$(0.6)

(1)Amounts may not total due to rounding.
(2)Adjustments to net income per share reflects the adjustments for share-based compensation and share-based compensation discrete tax item on a per share basis.
(3)Adjustments to effective tax rate reflects adjustments for share-based compensation and share-based compensation discrete tax item.